JAG Media Holdings, Inc.
6865 S.W. 18th Street, Suite B13
Boca Raton, FL 33433
November 7, 2007
YA Global Investments, L.P.
101 Hudson Street
Suite 3700
Jersey City, NJ 07302
-and-
Cryptometrics, Inc.
73 Main Street
Tuckahoe, NY 10707
Re:	Agreement dated as of January 24, 2007 Among JAG Media Holdings, Inc. (“JAG Media”), YA Global Investments, L.P. (formerly, Cornell Capital Partners, L.P.) (“YA Global”), Cryptometrics, Inc., Robert Barra and Michael Vitale, as amended (“Cornell Agreement”) / Convertible Debentures Nos. CCP-1 and CCP-2 in the original principal amounts of $1,900,000 and $1,250,000 respectively, each dated May 24, 2006 and Convertible Debenture No. CCP-3 in the original principal amount of $1,000,000, dated May 30, 2006 with JAG Media, as Obligor and YA Global, as Holder thereunder (collectively, the “Original Debentures”)
Gentlemen:
This will confirm our understanding that the Cornell Agreement is amended as follows:
1.	The automatic termination date of November 7, 2007, set forth in the last sentence of paragraph 1 of the Cornell Agreement, is hereby changed to December 15, 2007.

2.	Upon the Effective Date, the “Conversion Shares Reservation” as set forth in paragraph 7 (G) of the Cornell Agreement is hereby reduced from 10 million shares to 8.75 million shares (which amount shall not include any shares issued prior to the Effective Date). References to the “Conversion Shares Reservation” in Section 8 of the Cornell Agreement shall hereinafter refer to 8.75 million shares.

3.	In addition to the conversions previously permitted under paragraph 11 of the Cornell Agreement, from and after the effective date of this amendment, YA Global may convert such additional amounts of the Debentures in accordance with their terms; provided, however, that in no event shall such conversions result in the issuance of more than 750,000 additional shares of Common Stock in the aggregate.

YA Global Investments, L.P.
November 7, 2007
Page -2-
4.	Subject to the terms and conditions of the Merger Agreement, JAG Media and Cryptometrics acknowledge that it is their present intention to consummate the Merger and, if so, agree that upon the S-4 registration statement originally filed on March 12, 2007 being declared effective by the SEC they will take all steps in their control required to consummate the Merger within 30 days of such effective date and further acknowledge and agree that YA Global is relying on this statement as a material inducement to agreeing to the extension of the automatic termination date as set forth herein.
Except as otherwise expressly set forth in this agreement, the Cornell Agreement and the Transaction Documents shall remain unchanged and in full force and effect.
If the foregoing accurately reflects your understanding of our agreement regarding the above matter, please indicate your agreement and acceptance by signing in the appropriate space below and returning a fully executed and dated copy of this agreement to the undersigned.
Sincerely yours,

JAG Media Holdings, Inc.

By:	/s/ Thomas J. Mazzarisi
	Name:	Thomas J. Mazzarisi
	Title:	Chairman & CEO
	Date:	November 7, 2007

AGREED AND ACCEPTED:
YA Global Investments, L.P. (formerly,
Cornell Capital Partners, L.P.)
By: Yorkville Advisors, LLC
Its: Investment Manager

By:	/s/ Mark Angelo
	Name:	Mark Angelo
	Date:	November 9, 2007

Cryptometrics, Inc.
By:	/s/ Robert Bara
	Name:	Robert Barra
	Title:	Co-CEO
	Date:	November 10, 2007

The undersigned parties are signing
this agreement only with respect to
the obligations in Paragraph 5 of the Cornell
Agreement

/s/ Robert Barra
Robert Barra
Date: November 10, 2007

/s/ Michael Vitale
Michael Vitale
Date: November 10, 2007